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As filed with the Securities and Exchange Commission on January 26, 2017

Registration No. 333-213765
Registration No. 333-213765-01
Registration No. 333-213765-02
Registration No. 333-213765-03
Registration No. 333-213765-04
Registration No. 333-213765-05
Registration No. 333-213765-06

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Duke Energy Corporation	Duke Energy Carolinas, LLC	Duke Energy Florida, LLC	Duke Energy Indiana, LLC	Duke Energy Ohio, Inc.	Duke Energy Progress, LLC	Piedmont Natural Gas Company, Inc.
(Exact name of registrant as specified in its charter)
Delaware	North Carolina	Florida	Indiana	Ohio	North Carolina	North Carolina
(State or other jurisdiction of incorporation or organization)
20-2777218	56-0205520	59-0247770	35-0594457	31-0240030	56-0165465	56-0556998
(I.R.S. Employer Identification Number)
550 South Tryon Street Charlotte, NC 28202 (704) 382-3853	550 South Tryon Street Charlotte, NC 28202 (704) 382-3853	229 First Avenue North St. Petersburg, FL 33701 (704) 382-3853	1000 East Main Street Plainfield, IN 46168 (704) 382-3853	139 East Fourth Street Cincinnati, OH 45202 (704) 382-3853	410 South Wilmington Street Raleigh, NC 27601 (704) 382-3853	4720 Piedmont Row Drive Charlotte, NC 28210 (704) 364-3120
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen G. De May
Senior Vice President, Tax and Treasurer
Duke Energy Corporation
550 South Tryon Street
Charlotte, North Carolina 28202
(704) 382-3853
(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Please send copies of all notices, orders and communications to:
Robert T. Lucas III, Esq.
Deputy General Counsel and Assistant Corporate Secretary
Duke Energy Corporation
550 South Tryon Street
Charlotte, North Carolina 28202
(704) 382-3853

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Duke Energy Corporation	Large accelerated filer	☒	Accelerated filer	☐
	Non-accelerated filer	☐	Smaller reporting company	☐
Duke Energy Carolinas, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Florida, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Indiana, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Ohio, Inc.	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Duke Energy Progress, LLC	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐
Piedmont Natural Gas Company, Inc.	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per	Proposed maximum aggregate offering	Amount of registration fee(1)

Common Stock of Duke Energy Corporation, par value $0.001 per share

Debt Securities of Duke Energy Corporation

Debt Securities of Duke Energy Carolinas, LLC

Debt Securities of Duke Energy Florida, LLC

Debt Securities of Duke Energy Indiana, LLC

Debt Securities of Duke Energy Ohio, Inc.

Debt Securities of Duke Energy Progress, LLC

Debt Securities of Piedmont Natural Gas Company, Inc.

Total(1)				$0

(1)
An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such debt securities. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

Explanatory Note

        This Post-Effective Amendment No. 1 (this "Post-Effective Amendment No. 1") to the Registration Statement on Form S-3 initially filed on September 23, 2016, by each of Duke Energy Corporation, Duke Energy Carolinas, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC, Duke Energy Ohio, Inc., and Duke Energy Progress, LLC, (as amended by this Post-Effective Amendmenet No. 1, the "Registration Statement") is being filed to (i) add Piedmont Natural Gas Company, Inc. ("Piedmont"), a North Carolina corporation and wholly-owned subsidiary of Duke Energy Corporation, as an additional registrant and file a prospectus with respect to the securities to be issued from time to time by Piedmont; (ii) update the information provided in Part II of the Registration Statement related to Piedmont; and (iii) file additional exhibits to the Registration Statement. No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Duke Energy Corporation, Duke Energy Carolinas, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC, Duke Energy Ohio, Inc., or Duke Energy Progress, LLC, which remain a part of the Registration Statement. Accordingly, such existing prospectuses are not included in this Post-Effecctive Amendment No. 1. Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

        The Registration Statement is separately filed by Duke Energy Corporation, Duke Energy Carolinas, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC, Duke Energy Ohio, Inc., Duke Energy Progress, LLC, and Piedmont on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS

Piedmont Natural Gas Company, Inc.

Debt Securities

        We may offer and sell, from time to time in one or more issuances, one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for other securities.

        We will provide you with the specific terms of the debt securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in these securities involves risks. Before making an investment decision, you should consider the "Risk Factors" section on page 3 and in any related prospectus supplement, and the information incorporated by reference from our Annual Report on Form 10-K for the year ended October 31, 2016, under the title "Item 1A. Risk Factors," and from time to time in other filings with the Securities and Exchange Commission.

        Our principal executive offices are located at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number at that location is (704) 364-3120.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 26, 2017.

ABOUT THIS PROSPECTUS

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell unspecified amounts of debt securities described in this prospectus in one or more offerings at any time and from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Piedmont," "the Company," "we," "us" and "our" or similar terms are to Piedmont Natural Gas Company, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents and information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The forward-looking statements relate to our anticipated financial performance, management plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

        Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus or the accompanying prospectus supplement identified by words such as "expect," "believe," "project," "anticipate," "intend," "may," "should," "could," "assume," "estimate," "forecast," "future," "indicate," "outlook," "plan," "predict," "seek," "target," "would" and other words and terms of similar meaning.

        You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and rates. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

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  Economic conditions in our markets.

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  Wholesale price of natural gas.

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  Availability of adequate interstate pipeline transportation capacity and natural gas supply.

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  Regulatory actions at the state level that impact our ability to earn a reasonable rate of return and fully recover our operating costs on a timely basis.

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  Competition from other companies that supply energy.

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  Changes in the regional economies, politics, regulations and weather patterns of the three states in which our operations are concentrated.

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  Costs of complying or effect of noncompliance with state and federal laws and regulations that are applicable to us.

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  Effect of climate change, carbon neutral or energy efficiency legislation or regulations on costs and market opportunities.

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  Weather conditions.

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  Operational interruptions to our gas distribution and transmission activities.

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  Inability to complete necessary or desirable pipeline expansion or infrastructure development projects.

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  Elevated levels of capital expenditures.

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  Changes to our credit ratings.

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  Availability and cost of external capital.

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  Federal and state fiscal, tax and monetary policies.

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  Ability to generate sufficient cash flows to meet all our cash needs.

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  Ability to satisfy all of our outstanding debt obligations.

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  Ability of counterparties to meet their obligations to us.

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  Costs of providing pension benefits.

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  Earnings from the joint venture businesses in which we invest.

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  Ability to attract and retain professional and technical employees.

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  Cybersecurity breaches or failure of technology systems.

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  Ability to obtain and maintain sufficient insurance.

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  Change in our parent's strategy, relationship with us or operating performance

        These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Other factors could also have material adverse effects on our future results. These risks are described in greater detail in our reports filed under the Exchange Act. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or changes in circumstances, expectations or otherwise.

RISK FACTORS

        Before you invest in our securities, you should carefully consider those risk factors included in our most recent annual report on Form 10-K that is incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

        If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

ABOUT PIEDMONT

        We are an energy services company whose principal business is the distribution of natural gas to over one million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities. We are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, regulated interstate natural gas transportation and storage and regulated intrastate natural gas transportation businesses.

        We were incorporated in New York in 1950 and began operations in 1951. In 1994, we merged into a newly formed North Carolina corporation with the same name for the purpose of changing our state of incorporation to North Carolina. On October 3, 2016, we became a wholly owned subsidiary of Duke Energy Corporation. Our principal executive offices are maintained at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number is (704) 364-3120.

        For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, including those incorporated by reference in this prospectus.

USE OF PROCEEDS

        Unless we inform you otherwise in an applicable prospectus supplement, Piedmont will use the net proceeds from the sale of the offered securities to finance capital expenditures, to refinance indebtedness, to pay dividends to our parent company, and for general corporate purposes.

        We may temporarily invest any net proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit net proceeds with banks.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges in each of the periods shown is as follows:

	Fiscal years ended October 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	4.73	3.68	4.18	4.62	4.93

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth general terms and provisions of the debt securities that we may offer with this prospectus. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

        The debt securities will be unsecured obligations of Piedmont and will either be senior or subordinated debt. We will issue senior debt securities under a senior indenture, dated as of April 1, 1993, as supplemented to the date hereof, between Piedmont and The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A., and as amended by a Second Supplemental Indenture, dated as of June 15, 2003, between Piedmont and The Bank of New York Mellon Trust Company, N.A., a Third Supplemental Indenture, dated as of June 20, 2006, between Piedmont and The Bank of New York Mellon Trust Company, N.A., a Fourth Supplemental Indenture, dated as of May 6, 2011, between Piedmont and The Bank of New York Mellon Trust Company, N.A. a Fifth Supplemental Indenture, dated August 1, 2013, between Piedmont and The Bank of New York Mellon Trust Company, N.A., a Sixth Supplemental Indenture, dated September 18, 2014, between Piedmont and The Bank of New York Mellon Trust Company, N.A., a Seventh Supplemental Indenture, dated September 14, 2015, between Piedmont and The Bank of New York Mellon Trust Company, N.A. , and an Eighth Supplemental Indenture, dated July 28, 2016, between Piedmont and The Bank of New York Mellon Trust Company, N.A. (the "Senior Indenture"). We will issue subordinated debt securities, which may include junior subordinated debt securities, under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an "Indenture" and collectively as the "Indentures." References to the "Trustee" means The Bank of New York Mellon Trust Company, N.A., as successor trustee to Citibank, N.A., or any other successor trustee under the Indentures. Unless otherwise specified in this prospectus, references to the "Debt Securities" means the senior debt securities and subordinated debt securities issued under the Indentures, and the descriptions of Debt Securities describe both the senior Debt Securities and the subordinated Debt Securities unless otherwise specified in this prospectus or any prospectus supplement.

        Because this section is a summary of some of the terms of the Indentures, it does not describe every aspect of the Debt Securities. You should refer to the applicable Indenture for a complete description of its provisions and the definitions of terms used in it, because such Indenture, and not this description, will define your rights as a holder of Debt Securities. Whenever we refer to particular sections or defined terms of the Indentures in this prospectus or in any applicable supplement, we are incorporating by reference those sections or defined terms in this prospectus or the applicable prospectus supplement.

        The Senior Indenture and the form of Subordinated Indenture are exhibits to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the Indentures and any supplements.

General Terms of Our Debt Securities

        The Debt Securities may be issued from time to time in one or more series. The Indentures do not limit the aggregate principal amount of Debt Securities that we may issue under either Indenture at any time or from time to time in one or more series. As of October 31, 2016, we had approximately $1,340 million of notes outstanding.

        The particular terms of each issue of Debt Securities, as well as any modifications or additions to the general terms of the Indenture applicable to the issue of Debt Securities, will be described in the applicable prospectus supplement. You should read the applicable prospectus supplement for some or all of the following terms of the series of Debt Securities offered by such supplement, as applicable:

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  the title of the offered Debt Securities;

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  any limit on the aggregate principal amount of the offered Debt Securities;

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  the person to whom any interest on the offered Debt Securities will be payable, if other than the person in whose name that offered Debt Security is registered at the close of business on the record date for such interest and the relevant record dates for the payment of interest;

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  the date or dates on which the principal of the offered Debt Securities is payable;

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  the rate or rates at which the offered Debt Securities will bear interest, if any, or the formula that will be used to determine such rate or rates, the date or dates from which any such interest will accrue and the date or dates for any interest payable and the record dates for interest payable;

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  the place or places where the principal, premium (if any) and interest on the offered Debt Securities will be payable and the method of such payment;

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  the period or periods within which the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, in whole or in part, at our option;

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  our obligations, if any, to purchase or redeem the offered Debt Securities under any sinking fund or analogous provision or at the option of holders of such securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the denominations in which the offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  if the amount of payments of principal, premium (if any) or interest on the offered Debt Securities may be determined with reference to an index, the manner in which such amounts shall be determined;

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  whether the offered Debt Securities will be issuable in whole or in part in the form of one or more global securities and, if so, the securities depository or depositories for such global security or securities and the circumstances under which any such global security or securities may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depository or its nominee, other than as set forth in the Indenture;

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  any provisions for conversion into or exchange of the Debt Securities for other securities of Piedmont or any other entity, including the terms of any mandatory conversion;

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  if other than the principal amount thereof, the portion of the principal amount of the offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof;

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  any modification, amendment or addition to our covenants;

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  whether the offered Debt Securities will be subject to defeasance or covenant defeasance or other means of satisfaction and discharge;

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  any additional events of default; and

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  any other terms or provisions of the offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

        We may issue Debt Securities with terms different from those of Debt Securities already issued and outstanding. There is no requirement that we issue Debt Securities in the future under either Indenture, and we may use other indentures or documentation, containing different provisions, in connection with future issues of other Debt Securities.

        Unless the applicable prospectus supplement provides differently, we will issue the Debt Securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. Unless the applicable prospectus supplement provides differently, the Trustee will register the transfer of any Debt Securities at its offices. There will be no service charge for any registration of transfer or exchange of the Debt Securities, although we may require that purchasers of the Debt Securities pay any tax or other governmental charge associated with the registration.

        We may issue Debt Securities as original issue discount securities, to be sold at a discount below their principal amount. The applicable prospectus supplement will describe any special federal income tax and other considerations applicable to such securities.

Global Securities

        We may issue the Debt Securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for Debt Securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of Debt Securities that a global security will represent.

Exchange Registration and Transfer

        We will not be required to exchange or register a transfer of (i) any series of Debt Securities for a period of 15 days next preceding the giving of the notice of any redemption of such series or (ii) any such series selected, called or being called for redemption except, in the case of any such series to be redeemed in part, that portion not being redeemed.

Redemption

        Any terms for the optional or mandatory redemption of the Debt Securities will be set forth in the applicable prospectus supplement. Except as shall otherwise be provided with respect to the Debt Securities redeemable at the option of the holder, Debt Securities will be redeemable only upon notice, given in accordance with the applicable Indenture, not less than 30 nor more than 60 days prior to the date fixed for redemption, except as otherwise set forth in the applicable prospectus supplement, and, if less than all of a series of Debt Securities are to be redeemed, the Trustee shall select the particular Debt Securities to be redeemed in such manner as it deems fair and appropriate; provided, however, that global Debt Securities that are to be partially redeemed shall be selected in accordance with the procedures of the relevant depositary. The Indentures limit our ability to redeem Debt Securities if an event of default has occurred and is continuing.

Covenants

        Under the Senior Indenture, we have agreed to three principal restrictions on our activities for the benefit of holders of the senior Debt Securities. The restrictive covenants summarized below will apply to a series of senior Debt Securities (unless waived or amended) as long as any of those senior Debt Securities are outstanding or unless the prospectus supplement for the series states otherwise.

        The covenants contained in the Indentures and the Debt Securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The existing protective covenants applicable to the Debt Securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management or any of our affiliates or their management, but may not prevent such a transaction from taking place.

        Property.    To the extent necessary for our business to be properly conducted, in our judgment, we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order. We will also cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements to be made to such properties. This covenant does not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business.

        Limitation on Liens.    We will not create, assume or suffer to exist, and will not permit, cause or suffer any subsidiary to create, assume or suffer to exist, except in our favor, any mortgage, pledge or other lien or encumbrance of or upon any of our or its properties or assets (including stock and other securities of subsidiaries) without making effective provisions to secure equally and ratably the senior Debt Securities then outstanding and other indebtedness entitled to be so secured, except that we or a subsidiary, without so securing the senior Debt Securities, may create, assume or suffer to exist:

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  certain purchase money and existing liens in connection with property acquisitions and the extension, renewal or refunding of the same;

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  pledges of current assets, in the ordinary course of business, to secure current liabilities;

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  liens on property to secure obligations to pay all or a part of the purchase price of such property only out of or measured by oil or gas production or the proceeds thereof, or liens upon production from oil and gas property or the proceeds of such production, to secure obligations to pay all or part of the expenses of exploration, drilling or development of such property only out of such production or proceeds;

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  mechanics' or materialman's liens, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payments of money), deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds and deposits as security for payment of taxes or assessments or similar charges and liens or security interests given in connection with bid or completion bonds;

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  liens arising by reason of deposits with, or the giving of security to, a governmental agency as a condition to the transaction of business or the exercise of a privilege or license, or to enable us or a subsidiary to maintain self-insurance or participate in any funds established to cover any insurance risks in connection with workmen's compensation, unemployment insurance, old age pension or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

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  pledges or assignments of accounts receivable, including customers' installment paper, to banks or others (including to or by any subsidiary which is principally engaged in the business of financing our business and the business of our subsidiaries) made in the ordinary course of business;

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  liens of taxes or assessments that are (1) for the current year, (2) not due or (3) already due but are being contested in good faith and against which an adequate reserve has been established;

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  judgments or liens the finality of which is being contested and execution on which is stayed;

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  assessments or similar encumbrances the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired;

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  certain landlords' liens so long as the rent secured thereby is not in default;

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  liens on the assets of any limited liability company organized under a limited liability company act of any state in which a limited liability company is permitted to be treated as a partnership or disregarded for federal income tax purposes; and

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  liens not otherwise permitted if, at the time, and after giving effect thereto, the creation or assumption of any lien, the aggregate amount of all of our consolidated indebtedness secured by such liens does not exceed 10% of our Consolidated Total Assets. "Consolidated Total Assets" means, as of any determination date, the total assets of us and our subsidiaries as set forth or reflected on our most recent consolidated balance sheet, prepared in accordance with generally accepted accounting principles in the United States.

        For purposes of this covenant, a "subsidiary" is any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, by us directly or indirectly through one or more intermediaries.

        Corporate Existence.    Subject to the provisions described under the heading "Consolidation, Merger or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our and our subsidiaries' corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve, or cause any subsidiary to preserve, any such right or franchise or to keep in full force and effect the corporate existence of any subsidiary if, the Company determines preservation is no longer desirable in the conduct of our business and the loss thereof is not disadvantageous in any material respect to the holders of any series of senior Debt Securities.

Consolidation, Merger or Sale

        We may not merge into or consolidate with any other corporation, or sell or convey our properties and assets substantially as an entirety to any person, unless:

  •
  either we shall be the continuing corporation, or the successor corporation (if other than us) shall be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and such corporation shall expressly assume, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the Debt Securities under the applicable Indenture and the due and punctual performance and observance of all of our covenants and conditions under the applicable Indenture;

  •
  we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

  •
  we satisfy other conditions described in the applicable Indenture.

        Because there is no definitive standard under the laws of the State of New York that clearly defines the threshold for the sale or conveyance of substantially all of our assets, it may be difficult for the holders of our Debt Securities to: (1) determine whether our covenant (relating to merger, consolidation and sale of assets) has been breached, (2) declare an event of default and (3) exercise their acceleration rights. In addition, there can be a difference in understanding between us and the holders of our Debt Securities regarding whether a specific asset sale or sales triggers a sale of "substantially all" of our assets. Lastly, in the event that the holders of our Debt Securities elect to exercise their rights under either Indenture and we contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase "substantially all."

Payment and Paying Agent

        The principal, premium (if any) and interest (if any) on Debt Securities not represented by a global security will be payable in immediately available funds at the office or agency of the paying agent or paying agents as we may designate from time to time, provided that, at our option, interest may be paid by check mailed to the holders entitled thereto at their last addresses as they appear in the Debt Security Register. The Trustee is designated as our sole paying agent and its principal corporate trust office in the Borough of Manhattan, the City of New York, is the office where the Debt Securities may be presented for payment, for the registration of transfer and for exchange and where notices and demands to or upon us in respect of the Debt Securities or of the Indentures may be served. Unless otherwise indicated in the applicable prospectus supplement, interest payments shall be made to the person in whose name any debt security is registered at the close of business on the record date with respect to an interest payment date. All moneys paid by us to a paying agent for the payment of principal, premium (if any) or interest on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us upon request, and the holder of such Debt Security will thereafter look only to us for payment thereof.

Defaults and Rights of Acceleration

        The following are events of default under the Indentures with respect to any series of Debt Securities, unless it is either inapplicable to a particular series or is specifically deleted or modified in any supplemental indenture or board resolution under which such series is issued:

  (a)
  default in the payment of the principal or premium (if any) on any of the Debt Securities of such series when due and payable;

  (b)
  default in the payment of any installment of interest upon any of the Debt Securities of such series when due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the payment of any sinking or purchase fund payment or analogous obligation with respect to such series when due and payable;

  (d)
  failure by us to observe or perform any other of our covenants or agreements in the Debt Securities or the applicable Indenture for a period of 90 days after written notice of such failure, requiring us to remedy such failure, has been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

  (e)
  a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including the Indenture) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $50,000,000 principal amount of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in an excess of $50,000,000 of principal amount of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice has been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; or

  (f)
  certain events in bankruptcy, insolvency or other similar occurrences as more fully described in the Indentures.

        The applicable prospectus supplement will describe any additional events of default that may be added to the Indentures for a particular series of Debt Securities.

        Each of the Indentures provides that if an event of default described in clause (a), (b), (c), (d) or (e) has occurred and is continuing, and in each and every such case, unless the principal amount of all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of each series affected thereby then outstanding (voting as one class), by notice to us (and to the Trustee if given by securityholders) may declare the principal amount of all the Debt Securities (or, with respect to original issue discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) affected thereby to be due and payable immediately, or, if an event of default described in clause (f) has occurred and is continuing, and unless the principal of all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class), by notice to us (and to the Trustee if given by securityholders), may declare the principal of all the Debt Securities (or, with respect to original issue discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) to be due and payable immediately. The holders of a majority in principal amount of the outstanding Debt Securities of all series affected thereby (voting as one class) may waive our compliance of covenants or conditions provided for in the applicable Indenture. In some circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of the holders of all the Debt Securities of such series, waive any past default or rescind and annul a declaration of acceleration and its consequences under the applicable Indenture, except a default (1) in the payment of principal, premium (if any) or interest on any Debt Security of such series or (2) in respect of a covenant or provision of the Indentures which cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected.

        Each of the Indentures provides that the holders of a majority in principal amount of the outstanding Debt Securities of each series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of that series, except for such directions that are in conflict with statute, rule of law or the Indenture, any other action by Trustee deemed proper by the Trustee not inconsistent with such direction and any action the Trustee determines might involve it in personal liability or would be unjustly prejudicial to the holders of Debt Securities of such series not consenting to such direction. Otherwise, a holder of Debt Securities of a series may not pursue any remedy with respect to the Indentures or any Debt Securities of that series unless:

  •
  the holder of Debt Securities of that series gives the Trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding make a written request to the Trustee to pursue the remedy;

  •
  the holder or holders of Debt Securities of that series offer the Trustee reasonable indemnity against any costs, liability or expense incurred in connection therewith;

  •
  the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of the Debt Securities of that series then outstanding do not give the Trustee a direction that is inconsistent with the request.

        However, these limitations do not apply to the right of any holder of any Debt Securities to receive payment of the principal of, premium, if any, and interest on the Debt Securities of a series or to bring suit for the enforcement of any such payment on or after the due date expressed in the Debt Securities, which right shall not be impaired or affected without the consent of the holder.

        We will be required to furnish to the Trustee annually a statement as to our performance and observance of and compliance with certain of our obligations under each Indenture and written notice of any default or event of default within five (5) days after we become aware of any such default or event of default.

        Under each Indenture, the Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults with respect to such series within 90 days after the occurrence of such a default known to the Trustee; provided that, except in the case of default in the payment of principal or interest on any of the Debt Securities, or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if the trustee committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. No notice of default with respect to the payment of any sinking or purchase fund will be given until at least 30 days after the occurrence thereof.

Modification of the Indentures

        Each Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of all series of the Debt Securities to be affected at the time outstanding under the applicable Indenture (voting as one class), to enter into indentures supplemental to or modifying the applicable Indenture or the rights of the holders of such Debt Securities, except that no such modification shall (a) extend the fixed maturity, reduce the principal amount or premium (if any) or reduce the rate or extend the time of payment of interest on any Debt Security without the consent of the holder of each Debt Security so affected; or (b) reduce the percentage in principal amount of the outstanding Debt Securities, the consent of whose holders is required for any such modification, without the consent of the holders of all Debt Securities then outstanding.

        Without the consent of any holders of Debt Securities, we and the Trustee may enter into one or more supplemental indentures (which shall conform to the effective provisions of the Trust Indenture Act) for any of the following purposes:

  •
  to evidence the succession of another corporation to us, or successive successions and the assumption by the successor corporation of our covenants, agreements and obligations;

  •
  to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of the Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additions, an event of default permitting the enforcement of all remedies provided in the applicable Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

  •
  to provide for the issuance under the applicable Indenture of Debt Securities, whether or not then outstanding, in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities issued under such Indenture in fully registered form;

  •
  to modify, eliminate or add to the provisions of the applicable Indenture to such extent as shall be necessary to effect the qualification of such Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to such Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

  •
  to evidence and provide for the acceptance and appointment hereunder of a successor trustee with respect to the Debt Securities of one or more series and to add or change any provisions of the applicable Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to change or eliminate any provision of the applicable Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the holders of the Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under the Indenture;

  •
  to provide collateral security for the Debt Securities;

  •
  to change any place where (1) the principal, premium (if any) and interest on Debt Securities of any series shall be payable; (2) any Debt Securities of any series may be surrendered for registration of transfer; (3) Debt Securities of any series may be surrendered for exchange; and (4) notices and demands to or upon us in respect of the Debt Securities of any series and the applicable Indenture may be served; and

  •
  to establish the form or terms of Debt Securities of any series as permitted by the Indenture.

        The Trustee is authorized by the Indentures to join with us in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained in any such supplemental indenture and to accept the conveyance, transfer, assignment, mortgage or pledge of any property under such supplemental indenture. The Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under the Indentures or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until it has been duly executed and delivered by the Trustee.

Senior Debt Securities

        The senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries. Any such limitations will also be described in the applicable prospectus supplement.

Subordination Provisions for Subordinated Debt Securities

        Any subordinated Debt Securities issued under the Subordinated Indenture will be subordinate and subject in right of payment to the prior payment in full of all of our Senior Indebtedness. The following provisions will apply to the subordinated Debt Securities unless otherwise specified in the applicable prospectus supplement:

        Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated Debt Securities, if any, the payment of principal, any premium and interest on the subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before the holders of subordinated Debt Securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated Debt Securities. These circumstances include the following circumstances:

  •
  we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

  •
  we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

  •
  the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under "—Default and Rights of Acceleration."

        In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated Debt Securities if we default on our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated Debt Securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the Trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage cannot last more than the number of days specified in the Subordinated Indenture or in any supplemental indenture under which subordinated Debt Securities are issued.

        These subordination provisions mean that if we are insolvent a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated Debt Securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated Debt Securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated Debt Securities.

        The Subordinated Indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

        "Senior Indebtedness" is defined in the Subordinated Indenture to mean, with respect to us,

            (i)  the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

           (ii)  all our capital lease, purchase money and similar obligations;

          (iii)  all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

          (iv)  all our obligations for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement or any obligation under options or any similar credit or other transaction;

           (v)  all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

          (vi)  all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

         (vii)  all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

        (viii)  all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us); and

          (ix)  all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above;

whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) any indebtedness of the Company owed to any of its subsidiaries, (2) Debt Securities issued pursuant to the Subordinated

Indenture and guarantees in respect of such Debt Securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to Debt Securities issued pursuant to the Subordinated Indenture) or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to Debt Securities issued pursuant to the Subordinated Indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        If this prospectus is being delivered in connection with a series of subordinated securities, the applicable prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Collection of Indebtedness

        The Indentures also provide that if we fail to make payment of principal, premium (if any), interest or any mandatory sinking fund requirements on the Debt Securities (and in the case of payment of interest or any mandatory sinking fund payment, such failure to pay shall have continued for 30 days) we will, upon demand of the Trustee, pay to it, for the benefit of the holders of the Debt Securities, the whole amount then due and payable on the Debt Securities for principal or premium (if any) and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities and such further amounts to cover the costs and expenses of collection. The Indentures further provide that if we fail to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.

Satisfaction and Discharge

        We may satisfy and discharge our obligations under either Indenture if, at any time, (1) we have delivered to the Trustee for cancellation all Debt Securities of any series authenticated or (2) all Debt Securities of such series not previously delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we deposit or cause to be deposited with the Trustee as trust funds (a) an amount of money which will be sufficient or (b) government obligations, the principal and interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient or (c) a combination of (a) and (b) which will be sufficient, to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium (if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be.

        If we satisfy and discharge our obligations under either Indenture and we pay or cause to be paid all other sums payable by us under the applicable Indenture with respect to such series, then the applicable Indenture will cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of and at our cost and expense, shall execute instruments acknowledging satisfaction of and discharging the applicable Indenture with respect to the Debt Securities of such series. We agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with the applicable Indenture or the Debt Securities of such series.

        In addition, we will be discharged from any and all obligations in respect of the Debt Securities of any series (except in each case of certain obligations) if (i) we deposit with the Trustee, in trust, money, government obligations, or a combination thereof, in an amount sufficient to pay all the principal

(including any mandatory sinking fund payments) of, and interest on, Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities, (ii) we deliver to the Trustee an opinion of counsel to the effect that the deposit and related discharge would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes, or a copy of a ruling or other formal statement or action to such effect received from or published by the United States Internal Revenue Service and (iii) satisfy certain other requirements under the applicable Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

        No recourse under or upon any of our obligations, covenants or agreements in the Indentures or a supplemental indenture or in any Debt Securities issued under the Indentures or because of the creation of any indebtedness represented thereby, shall be had against any of our incorporators or any of our (or any successor corporation's) past, present or future stockholders, officers or directors. Each holder, by accepting notes issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities. This waiver may not be effective to waive liabilities under the federal securities laws.

Reports to Holders and SEC Reports

        We will file with the Trustee or post to the SEC's Electronic Data-Gathering, Analysis and Retrieval system ("EDGAR") the information, documents and other reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the information, documents or reports are required to be filed with the SEC. In addition, we will also file with the Trustee (or post to EDGAR) and file with the SEC such additional information, documents and reports with respect to our compliance with the conditions and covenants provided for in the Indentures as may be required from time to time by the rules and regulations prescribed by the SEC. We will also transmit to all holders of each series of Debt Securities such summaries of any information, documents and reports required to be filed by us with respect to each such series pursuant to the Indentures as may be required from time to time by the rules and regulations prescribed by the SEC within 30 days after filing thereof with the Trustee or posting thereof to EDGAR.

Notices

        Any notice or demand required or permitted to be given or served by the Trustee or by the holders of Debt Securities to or on us may be given or served by postage prepaid first class mail or overnight courier addressed (until another address is filed by us with the Trustee) as follows: Piedmont Natural Gas Company, Inc., 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Corporate Secretary.

        Any notice, direction, request or demand by any holder of the Debt Securities or by the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, if given or made in writing as follows: 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration.

        Notices to holders of certificated Debt Securities will be mailed to them at their registered addresses. Any notice or communication mailed to a registered holder shall be mailed to the holder at the holder's address as it appears on the Debt Security register maintained by of the Debt Security registrar and shall be sufficiently given if so mailed within the time prescribed. Notices to holders of book-entry Debt Securities will be given to the depositary in accordance with its applicable procedures.

Title

        We, the Trustee and any of our agents may deem the person in whose name such Debt Security shall be registered upon our books (which, in the case of Debt Securities represented by a global security, shall be the Depositary or its nominee) to be the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment and for all other purposes.

Governing Law

        The Indentures, are and the Debt Securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        The Trustee will be under no obligation to expend or risk its own funds or to incur any personal financial liability in the performance of its duties under the Indentures, or in the exercise of any of its rights or powers under the Indentures, if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indentures. We may from time to time enter into commercial banking relationships with affiliates of the Trustee. Notice to the Trustee should be directed to:

The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attention: Corporate Trust Administration

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus in any of the following ways:

  •
  to or through underwriters;

  •
  to or through dealers;

  •
  through agents;

  •
  directly to purchasers through a specific bidding, ordering or auction process or otherwise;

  •
  through any combination of these methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:

  •
  the names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts, selling commissions, agency fees and other items constituting underwriters', dealers' or agents' compensation;

  •
  any initial public offering price; and

  •
  any discounts or concessions allowed or re-allowed or paid to dealers or agents.

        We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Underwriters named in an applicable supplement are, and dealers and agents named in an applicable supplement may be, deemed to be "underwriters" within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

        Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Robert T. Lucas III, who is Deputy General Counsel of Duke Energy Business Services, LLC, our service company affiliate, and/or counsel named in the applicable prospectus supplement. Any underwriters, dealers or agent will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

        The consolidated financial statements, incorporated into this prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        We file annual, quarterly and current reports, and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at

http://www.sec.gov. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge through Duke Energy's website at http://www.duke-energy.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on, or accessible through, Duke Energy's website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

        This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC's Public Reference Room or through its website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference our Annual Report on Form 10-K for the year ended October 31, 2016, and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus.

        You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Piedmont Natural Gas Company, Inc.
Attention: Corporate Secretary
550 South Tryon Street
Charlotte, North Carolina 28202
Telephone: (704) 382-3853

        You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution:

        The following table sets forth the costs and expenses, all of which will be paid by the registrants, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Rating agency fees		**
Trustee fees and expenses		**
Stock exchange listing fees		**
Blue Sky fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate they will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Duke Energy Corporation

        Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not elimitate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the "DGCL") for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director of ours shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable law.

        Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

        Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

        Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Our bylaws further provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to our best interests except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        However, our bylaws provide that we will only provide indemnification pursuant to the bylaws (unless ordered by a court) if such indemnification is authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the bylaws. Such determination is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of directors who are not parties to such action, suit or proceeding designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders. Such determination is to be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on our behalf. To the extent, however, that a present or former director or officer of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        Our bylaws further provide that except for proceedings to enforce rights to indemnification, we will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors.

        The indemnification and advancement of expenses provided by, or granted pursuant to, our bylaws are not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. It is our policy that indemnification shall generally be made to the fullest extent permitted by law. Our bylaws do not preclude indemnifying persons in addition to those specified in the bylaws but whom we have the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

        We may also purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power or the obligation to indemnify such person against such liability under the provisions of the bylaws.

Duke Energy Carolinas, LLC

        Part 3 of Article 3 of the North Carolina Limited Liability Company Act and the Limited Liability Company Operating Agreement of Duke Energy Carolinas permit or require indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Duke Energy Carolinas maintains insurance on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

        The Limited Liability Company Operating Agreement of Duke Energy Carolinas, LLC (the "Company") provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

Duke Energy Florida, LLC

        The Florida Revised Limited Liability Company Act, as amended (the "Florida Act"), provides that a limited liability company may provide for the reimbursement, indemnification, advancement of defense expenses, and insurance for members and managers. Indemnification rights are not available for transactions in which the member or manager failed to comply with their fiduciary duties; transactions in violation of criminal law; transactions in which the person received an improper benefit; liability in connection with improper distributions; and willful misconduct or conscious disregard of the company's interest in a derivative action. The Florida Act specifically addresses improper conduct in connection with a derivative action and precludes indemnification for any breach of statutory standards of conduct or the knowing violation of any law. The prohibition of indemnification for such wrongful conduct cannot be changed by the operating agreement, nor can the operating agreement limit a person's liability to the limited liability company if his or her wrongful conduct causes damages. Both of such restrictions are nonwaivable under sections §§605.0105(3)(g) & (p)) of the Florida Act

        A limited liability company may provide for the advancement of reasonable expenses if the person agrees to repay the advancement if it is subsequently determined that the person is not entitled to indemnification. A limited liability company may purchase and maintain insurance on behalf of a member or manager against liability incurred in their capacities, or arising from their status, even for wrongful conduct of the kind described above for which indemnification would not otherwise be permitted.

        The Limited Liability Company Operating Agreement of Duke Energy Florida, LLC (the "Company") provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

        Duke Energy Corporation, our parent, has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities and against which they are not indemnified by us.

Duke Energy Indiana, LLC

        Section 23-18-2-2 of the Indiana Business Flexibility Act ("Indiana LLC Law") provides that, unless the limited liability company's articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of an action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        The Limited Liability Company Operating Agreement of Duke Energy Indiana, LLC (the "Company") provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

        The indemnification described above may include liabilities under the Securities Act. In addition, Duke Energy Indiana maintains insurance permitted by the laws of Indiana on behalf of directors and officers which may cover liabilities under the securities laws, except those arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or involving fraud, criminal fines or penalties or deliberate dishonesty with respect to a material matter which is the subject of litigation.

Duke Energy Ohio, Inc.

        Section 1701.13(E) of the Ohio Revised Code (the "Ohio Code") provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person is determined under the procedure described in the Ohio Code to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Ohio Code also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

        Duke Energy Ohio's Regulations contain substantially the same provisions except that indemnity under the statute is made mandatory as to directors and officers by the Regulations.

        Duke Energy Ohio maintains an insurance policy covering Duke Energy Ohio's directors and officers against certain civil liabilities, including liabilities under the Securities Act.

Duke Energy Progress, LLC

        Part 3 of Article 3 of the North Carolina Limited Liability Company Act and the Limited Liability Company Operating Agreement of Duke Energy Progress, LLC (the "Company") permit or require indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. In addition, the Company maintains insurance on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

        The Limited Liability Company Operating Agreement of the Company provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person's status as such or such person's activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys' fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

Piedmont Natural Gas Company, Inc.

        Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA"), our Restated Articles of Incorporation (our "Articles of Incorporation") and the Bylaws of Piedmont Natural Gas Company, Inc. ("Piedmont"), as amended and restated to date (the "Bylaws"), provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Piedmont has insurance covering expenditures it might incur in connection with the indemnification of its directors and officers for their liabilities and expenses.

        The NCBCA provides directors and officers with a right to indemnification when the director or officer has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer is adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.

        The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Bylaws provide that any person who is or was a director, and our officers who are also directors or who are designated by the Board of Directors from time to time as indemnified officers and any director or officer who at the request of Piedmont serves or has served as a director, officer, partner, trustee, employee or agent of any other corporation or other enterprise, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as director or officer if it is determined that person's acts or omissions were not reasonably known or believed by him or her to be clearly in conflict with Piedmont's best interests. The Bylaws further provide that Piedmont shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted under the Bylaws, if it is determined that such director or indemnified officer is entitled to indemnification under the Bylaws.

        As authorized by the NCBCA, and to the fullest extent permitted by the NCBCA, Piedmont's Articles of Incorporation limit the liability of a director by providing that a director shall not be liable to Piedmont or to any Piedmont shareholder for monetary damages arising from the director's breach of his or her duties as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with Piedmont's best interests, (ii) unlawful distributions, (iii) any transaction from which the director or officer derived an improper personal benefit and (iv) acts or omissions occurring prior to the date the provision of Piedmont's Articles of Incorporation limiting the liability of our directors became effective. In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.

Item 16.    Exhibits.

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

Item 17.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however,

          Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

            Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Duke Energy Corporation

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

DUKE ENERGY CORPORATION
By:	/s/ LYNN J. GOOD*
	Name:	Lynn J. Good
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD* Lynn J. Good	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG* Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR.* William E. Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 26, 2017
Majority of Directors:
/s/ MICHAEL J. ANGELAKIS* Michael J. Angelakis	Director	January 26, 2017
/s/ MICHAEL G. BROWNING* Michael G. Browning	Director	January 26, 2017

Signature	Title	Date

/s/ DANIEL R. DIMICCO* Daniel R. DiMicco	Director	January 26, 2017
/s/ JOHN H. FORSGREN* John H. Forsgren	Director	January 26, 2017
/s/ ANN MAYNARD GRAY* Ann Maynard Gray	Director	January 26, 2017
/s/ JOHN T. HERRON* John T. Herron	Director	January 26, 2017
/s/ JAMES B. HYLER, JR.* James B. Hyler, Jr.	Director	January 26, 2017
/s/ WILLIAM E. KENNARD* William E. Kennard	Director	January 26, 2017
/s/ MARIE E. MCKEE* Marie E. McKee	Director	January 26, 2017
/s/ CHARLES W. MOORMAN IV* Charles W. Moorman IV	Director	January 26, 2017
/s/ CARLOS A. SALADRIGAS* Carlos A. Saladrigas	Director	January 26, 2017

*
The undersigned, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ ROBERT T. LUCAS III Attorney-in-Fact

January 26, 2017

Duke Energy Carolinas, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Carolinas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

DUKE ENERGY CAROLINAS, LLC
By:	/s/ LYNN J. GOOD Lynn J. Good Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR. William E. Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 26, 2017
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	January 26, 2017
/s/ LLOYD M. YATES Lloyd M. Yates	Director	January 26, 2017

Duke Energy Florida, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Florida, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

DUKE ENERGY FLORIDA, LLC
By:	/s/ LYNN J. GOOD Lynn J. Good Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR. William E. Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 26, 2017
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	January 26, 2017
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	January 26, 2017
/s/ JULIA S. JANSON Julia S. Janson	Director	January 26, 2017
/s/ LLOYD M. YATES Lloyd M. Yates	Director	January 26, 2017

Duke Energy Progress, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Progress, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

DUKE ENERGY PROGRESS, LLC
By:	/s/ LYNN J. GOOD Lynn J. Good Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR. William E. Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 26, 2017
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	January 26, 2017
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	January 26, 2017
/s/ JULIA S. JANSON Julia S. Janson	Director	January 26, 2017
/s/ LLOYD M. YATES Lloyd M. Yates	Director	January 26, 2017

Duke Energy Indiana, LLC

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Indiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

DUKE ENERGY INDIANA, LLC
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR. William E, Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 26, 2017
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	January 26, 2017
/s/ KELLEY A. KARN Kelley A. Karn	Director	January 26, 2017
/s/ MELODY BIRMINGHAM-BYRD Melody Birmingham-Byrd	Director	January 26, 2017

Duke Energy Ohio, Inc.

        Pursuant to the requirements of the Securities Act of 1933, Duke Energy Ohio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

DUKE ENERGY OHIO, INC.
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR. William E. Currens, Jr.	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	January 26, 2017
/s/ DOUGLAS F ESAMANN Douglas F Esamann	Director	January 26, 2017
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	January 26, 2017

Piedmont Natural Gas Company, Inc.

        Pursuant to the requirements of the Securities Act of 1933, Piedmont Natural Gas Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 26, 2017.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ LYNN J. GOOD
Lynn J. Good
Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN J. GOOD Lynn J. Good	Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2017
/s/ STEVEN K. YOUNG Steven K. Young	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2017
/s/ WILLIAM E. CURRENS, JR. William E. Currens, Jr.	Controller and Chief Accounting Officer (Principal Accounting Officer)	January 26, 2017
/s/ DHIAA M. JAMIL Dhiaa M. Jamil	Director	January 26, 2017
/s/ FRANKLIN H. YOHO Franklin H. Yoho	Director	January 26, 2017

Index to Exhibits

Exhibit No.		Exhibit
Duke Energy Corporation

4(a)(1)	*	Amended and Restated Certificate of Incorporation of Duke Energy Corporation (filed with Form 8-K, File No. 1-32853, dated May 20, 2014, as Exhibit 3.1)

4(a)(2)	*	Amended and Restated By-Laws of Duke Energy Corporation (filed with Form 8-K, File No. 1-32853, dated January 4, 2016, as Exhibit 3.1)

4(a)(3)	*	Indenture dated June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed with Form 8-K, File No. 1-32853, filed June 16, 2008, as Exhibit 4.1)

4(a)(3)(i)	*	First Supplemental Indenture to Indenture, dated as of June 16, 2008 (filed with Form 8-K, File No. 1-32853, filed June 16, 2008, as Exhibit 4.2)

4(a)(3)(ii)	*	Second Supplemental Indenture, dated as of January 26, 2009 (filed with Form 8-K, File No. 1-32853, filed January 26, 2009, as Exhibit 4.1)

4(a)(3)(iii)	*	Third Supplemental Indenture, dated as of August 28, 2009 (filed with Form 8-K, File No. 1-32853, filed August 28, 2009, as Exhibit 4.1)

4(a)(3)(iv)	*	Fourth Supplemental Indenture, dated as of March 25, 2010 (filed with Form 8-K, File No. 1-32853, filed March 25, 2010, as Exhibit 4.1)

4(a)(3)(v)	*	Fifth Supplemental Indenture, dated as of August 25, 2011 (filed with Form 8-K, File No. 1-32853, filed August 25, 2011, as Exhibit 4.1)

4(a)(3)(vi)	*	Sixth Supplemental Indenture, dated as of November 17, 2011 (filed with Form 8-K, File No. 1-32853, filed November 7, 2011, as Exhibit 4.1)

4(a)(3)(vii)	*	Seventh Supplemental Indenture, dated as of August 16 , 2012 (filed with Form 8-K, File No. 1-32853, filed August 16, 2012, as Exhibit 4.1)

4(a)(3)(viii)	*	Eighth Supplemental Indenture, dated as of January 14, 2013 (filed with Form 8-A, File No. 1-32853, filed January 14, 2013, as Exhibit 2)

4(a)(3)(ix)	*	Ninth Supplemental Indenture, dated as of June 13, 2013 (filed with Form 8-K, File No. 1-32853, filed June 13, 2013, as Exhibit 4.1)

4(a)(3)(x)	*	Tenth Supplemental Indenture, dated as of October 11, 2013 (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on October 11, 2013, File No. 1-32853).

4(a)(3)(xi)	*	Eleventh Supplemental Indenture, dated as of April 4, 2014, (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on April 4, 2014, File No. 1-32853).

4(a)(3)(xii)	*	Twelfth Supplemental Indenture, dated as of November 19, 2015 (incorporated by reference to Exhibit 4.2 to Duke Energy Corporation's Current Report on Form 8-K filed on November 19, 2015, File No. 1-32853).

4(a)(3)(xiii)	*	Thirteenth Supplemental Indenture, dated as of April 18, 2016, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, File No. 1-32853).

Exhibit No.		Exhibit
4(a)(3)(xiv)	*	Fourteenth Supplemental Indenture, dated as of August 12, 2016, to the indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Corporation's Current Report on Form 8-K filed on August 12, 2016, File No. 1-32853).

5(a)(1)	*	Opinion of counsel to Duke Energy Corporation as to legality of the securities (filed as Exhibit 5(a)(1) to the Registration Statement on Form S-3, Registration No. 333-213765)

23(a)(1)	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation (filed as Exhibit 23(a)(1) to the Registration Statement on Form S-3, Registration No. 333-213765)

23(a)(2)	*	Consent of counsel to Duke Energy Corporation (included in opinion in Exhibit 5(a)(1) to the Registration Statement on Form S-3, Registration No. 333-213765)

24(a)(1)	*	Power of Attorney of certain officers and directors of Duke Energy Corporation (filed as Exhibit 24(a)(1) to the Registration Statement on Form S-3, Registration No. 333-213765)

24(a)(2)	*	Resolution of Duke Energy Corporation regarding Power of Attorney (filed as Exhibit 24(a)(2) to the Registration Statement on Form S-3, Registration No. 333-213765)

25(a)(1)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Corporation Indenture dated as of June 3, 2008 (filed as Exhibit 25(a)(1) to the Registration Statement on Form S-3, Registration No. 333-213765)

Duke Energy Carolinas, LLC

4(b)(1)	*	Senior Indenture between Duke Energy Carolinas, LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), dated as of September 1, 1998 (filed with Post-Effective Amendment No. 2 to Form S-3, File No. 333-14209, effective April 7, 1999, as Exhibit 4-D-1)

4(b)(1)(i)	*	Fifteenth Supplemental Indenture to Indenture, dated as of April 3, 2006 (filed with Form S-3, File No. 333-146483, as Exhibit 4.4.1)

4(b)(1)(ii)	*	Sixteenth Supplemental Indenture to Indenture, dated as of June 5, 2007 (filed with Form 8-K, File No. 1-4928, filed June 6, 2007)

4(b)(2)	*	Subordinated Indenture between Duke Energy Carolinas, LLC and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), dated as of December 1, 1997 (filed with Post-Effective Amendment No. 1 to Form S-3, File No. 333-14209, effective September 3, 1998, as Exhibit 4-D-2)

4(b)(3)	*	First and Refunding Mortgage from Duke Energy Carolinas, LLC to The Bank of New York Mellon Trust Company, N.A., successor trustee to Guaranty Trust Company of New York, dated as of December 1, 1927 (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(a))

Exhibit No.		Exhibit
4(b)(3)(i)	*	Instrument of Resignation, Appointment and Acceptance among Duke Energy Carolinas, LLC, JPMorgan Chase Bank, N.A., as Trustee, and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, dated as of September 24, 2007 (Filed with Form S-3, File No. 333-146483, as Exhibit 4.6.1)

4(b)(3)(ii)	*	Ninth Supplemental Indenture, dated as of February 1, 1949 (filed with Form S-1, File No. 2-7808, effective February 3, 1949, as Exhibit 7(j))

4(b)(3)(iii)	*	Twentieth Supplemental Indenture, dated as of June 15, 1964 (filed with Form S-1, File No. 2-25367, effective August 23, 1966, as Exhibit 4-B-20)

4(b)(3)(iv)	*	Twenty-third Supplemental Indenture, dated as of February 1, 1968 (filed with Form S-9, File No. 2-31304, effective January 21, 1969, as Exhibit 2-B-26)

4(b)(3)(v)	*	Sixtieth Supplemental Indenture, dated as of March 1, 1990 (filed with Form 10-K for the year ended December 31, 1990, File No.1-4928, as Exhibit 4-B-61)

4(b)(3)(vi)	*	Sixty-third Supplemental Indenture, dated as of July 1, 1991 (filed with Form S-3, File No. 33-45501, effective February 13, 1992, as Exhibit 4-B-64)

4(b)(3)(vii)	*	Eighty-fourth Supplemental Indenture dated as of March 20, 2006 (Filed with Form S-3, File No. 333-146483, as Exhibit 4.6.9)

4(b)(3)(viii)	*	Eighty-fifth Supplemental Indenture, dated as of January 10, 2008 (filed with Form 8-K, File No.1-4928, filed January 11, 2008, as Exhibit 4.1)

4(b)(3)(ix)	*	Eighty-seventh Supplemental Indenture, dated as of April 14, 2008 (filed with Form 8-K, File No.1-4928, filed April 15, 2008, as Exhibit 4.1)

4(b)(3)(x)	*	Eighty-eighth Supplemental Indenture, dated as of November 17, 2008 (filed with Form 8-K, File No.1-4928, filed November 20, 2008, as Exhibit 4.1)

4(b)(3)(xi)	*	Ninetieth Supplemental Indenture, dated as of November 19, 2009 (filed with Form 8-K, File No.1-4928, filed November 19, 2009, as Exhibit 4.1)

4(b)(3)(xii)	*	Ninety-first Supplemental Indenture, dated as of June 7, 2010 (filed with Form 8-K, File No.1-4928, filed June 7, 2010, as Exhibit 4.1)

4(b)(3)(xiii)	*	Ninety-third Supplemental Indenture, dated as of May 19, 2011 (filed with Form 8-K, File No.1-4928, filed May 19, 2011, as Exhibit 4.1)

4(b)(3)(xiv)	*	Ninety-fourth Supplemental Indenture, dated as of December 8, 2011 (filed with Form 8-K, File No.1-4928, filed December 8, 2011, as Exhibit 4.1)

4(b)(3)(xv)	*	Ninety-fifth Supplemental Indenture, dated as of September 21, 2012 (filed with Form 8-K, File No.1-4928, filed September 21, 2012, as Exhibit 4.1)

4(b)(3)(xvi)	*	Ninety-sixth Supplemental Indenture, dated as of March 12, 2015, between Duke Energy Carolinas, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Duke Energy Carolina, LLC's Current Report on Form 8-K filed on March 12, 2015, File No. 1-4928).

4(b)(3)(xvii)	*	Ninety-seventh Supplemental Indenture, dated as of March 11, 2016 (incorporated by reference to Exhibit 4.1 to registrant's Current Report on Form 8-K filed on March 11, 2016, File No. 1-04928)

Exhibit No.		Exhibit
4(b)(3)(xviii)	*	Ninety-eighth Supplemental Indenture, dated as of November 17, 2016 (incorporated by reference to Exhibit 4.1 to registrant's Current Report on Form 8-K filed on November 17, 2016, File No. 1-04928)

5(b)(1)	*	Opinion of counsel to Duke Energy Carolinas, LLC, as to legality of the securities (filed as Exhibit 5(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

23(b)(1)	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Carolinas, LLC (filed as Exhibit 23(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

23(b)(2)	*	Consent of counsel to Duke Energy Carolinas, LLC (included in opinion in Exhibit 5(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

25(b)(1)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Carolinas, LLC Senior Indenture dated as of September 1, 1998 (filed as Exhibit 25(b)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

25(b)(2)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Carolinas, LLC Subordinated Indenture dated as of December 1, 1997 (filed as Exhibit 25(b)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

25(b)(3)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Carolinas, LLC Mortgage Indenture dated as of December 1, 1927 (filed as Exhibit 25(b)(3) to the Registration Statement on Form S-3, Registration No. 333-213765-05)

Duke Energy Florida, LLC

4(c)(1)	*	Indenture (for First Mortgage Bonds), dated as of January 1, 1944, between Duke Energy Florida, Inc. (formerly, Florida Power Corporation) and The Bank of New York Mellon (as successor to Guaranty Trust Company of New York and The Florida National Bank of Jacksonville), as Trustee (filed as Exhibit B-18 to the Registration Statement on Form A-2, File No. 2-5293)

4(c)(1)(i)	*	Seventh Supplemental Indenture (filed as Exhibit 4(b) to Registration Statement on Form S-3, File No. 33-16788, filed on September 27, 1991)

4(c)(1)(ii)	*	Eighth Supplemental Indenture (filed as Exhibit 4(c) to Registration Statement on Form S-3, File No. 33-16788, filed on September 27, 1991)

4(c)(1)(iii)	*	Sixteenth Supplemental Indenture (filed as Exhibit 4(d) to Registration Statement on Form S-3, File No. 33-16788, filed on September 27, 1991)

4(c)(1)(iv)	*	Twenty-ninth Supplemental Indenture (filed as Exhibit 4(c) to Registration Statement on Form S-3, File No. 2-79832, filed on September 17, 1982)

4(c)(1)(v)	*	Thirty-eighth Supplemental Indenture (filed as exhibit 4(f) to Registration Statement on Form S-3, File No. 33-55273, filed on August 29, 1994)

Exhibit No.		Exhibit
4(c)(1)(vi)	*	Forty-first Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on February 21, 2003)

4(c)(1)(vii)	*	Forty-second Supplemental Indenture (filed as Exhibit 4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, File No. 1-03274, filed on August 11, 2003)

4(c)(1)(viii)	*	Forty-third Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on November 21, 2003)

4(c)(1)(ix)	*	Forty-fourth Supplemental Indenture (filed as Exhibit 4.(m) to the Annual Report on Form 10-K, File No. 1-03274, filed on March 16, 2005)

4(c)(1)(x)	*	Forty-sixth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on September 19, 2007)

4(c)(1)(xi)	*	Forty-seventh Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on December 13, 2007)

4(c)(1)(xii)	*	Forty-eighth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on June 18, 2008)

4(c)(1)(xiii)	*	Forty-ninth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on March 25, 2010)

4(c)(1)(xiv)	*	Fiftieth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K, File No. 1-03274, filed on August 18, 2011)

4(c)(1)(xv)	*	Fifty-first Supplemental Indenture (filed as Exhibit 4.1 to the Current Report on Form 8-K, File No. 1-03274, filed on November 20, 2012)

4(c)(1)(xvi)	*	Fifty-second Supplemental Indenture, dated as of August 1, 2015 (filed as Exhibit 4(c)(1)(xvi) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

4(c)(1)(xvii)	*	Fifty-third Supplemental Indenture (filed as Exhibit 4.1 to the Current Report on Form 8-K, File No.1-03274, filed on September 9, 2016)

4(c)(1)(xviii)	*	Fifty-fourth Supplemental Indenture (filed as Exhibit 4.1 to the Current Report on Form 8-K, File No.1-03274, filed on January 6, 2017)

4(c)(1)(xix)	*	Form of Supplemental Indenture relating to First Mortgage Bonds (filed as Exhibit 4(c)(2) to the Registration Statement on Form S-3, File No. 333-155418, filed on November 18, 2008)

4(c)(2)	*	Indenture (for Debt Securities), dated as of December 7, 2005, between Duke Energy Florida, LLC, f/k/a Florida Power Corporation and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (filed as Exhibit 4(a) to the Current Report on Form 8-K dated December 13, 2005, File No. 1-03274)

4(c)(3)	*	Form of Indenture (for [Subordinated] Debt Securities) (open ended) (filed as Exhibit 4(a)(2) to the Registration Statement on Form S-3, File No. 333-155418, filed on November 18, 2008)

5(c)(1)	*	Opinion of counsel to Duke Energy Florida, LLC, as to legality of the securities (filed as Exhibit 5(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

Exhibit No.		Exhibit
23(c)(1)	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Florida, LLC (filed as Exhibit 23(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

23(c)(2)	*	Consent of counsel to Duke Energy Florida, LLC (included in opinion in Exhibit 5(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

25(c)(1)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon relating to Duke Energy Florida, LLC Indenture for First Mortgage Bonds, dated as of January 1, 1944 (filed as Exhibit 25(c)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

25(c)(2)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Florida, LLC Indenture (for Debt Securities) dated as of December 7, 2005 (filed as Exhibit 25(c)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-04)

25(c)(3)	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee to be named later under an additional form of indenture relating to Debt Securities of Duke Energy Florida, LLC, which is referenced as Exhibit 4(c)(3) above

Duke Energy Indiana, LLC

4(d)(1)	*	Indenture dated as of November 15, 1996, between Duke Energy Indiana, Inc. and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee (filed with Form 10-K for the year ended December 31, 1996, File No. 1-11377, as Exhibit 4.V)

4(d)(1)(i)	*	Third Supplemental Indenture dated as of March 15, 1998 (filed with Form 10-K for the year ended December 31, 1997, File No. 1-11377, as Exhibit 4)

4(d)(1)(ii)	*	Eighth Supplemental Indenture dated as of September 23, 2003 (filed with Form 10-Q for the quarter ended September 30, 2003, File No. 1-3543, as Exhibit 4.2)

4(d)(1)(iii)	*	Ninth Supplemental Indenture dated as of October 21, 2005 (filed with Form S-3, File No. 333-169633, effective September 29, 2010, as Exhibit 4.7.3)

4(d)(1)(iv)	*	Tenth Supplemental Indenture dated as of June 9, 2006 (filed with Form 8-K, File No. 1-3543, filed June 15, 2006, as Exhibit 4.1)

4(d)(2)	*	Original Indenture (First Mortgage Bonds) dated September 1, 1939, between Duke Energy Indiana, Inc. and Deutsche Bank National Trust Company, as Successor Trustee (filed as an exhibit in File No. 70-258)

4(d)(2)(i)*		Tenth Supplemental Indenture, dated July 1, 1952 (filed as an exhibit in File No. 2-9687)

4(d)(2)(ii)	*	Twenty-third Supplemental Indenture, dated January 1, 1977 (filed as an exhibit in File No. 2-57828)

4(d)(2)(iii)	*	Twenty-fifth Supplemental Indenture, dated September 1, 1978 (filed as an exhibit in File No. 2-62543)

4(d)(2)(iv)	*	Twenty-sixth Supplemental Indenture, dated September 1, 1978 (filed as an exhibit in File No. 2-62543)

Exhibit No.		Exhibit
4(d)(2)(v)	*	Thirtieth Supplemental Indenture, dated August 1, 1980 (filed as an exhibit in File No. 2-68562)

4(d)(2)(vi)	*	Thirty-fifth Supplemental Indenture, dated March 30, 1984 (filed as an exhibit to Form 10-K for the year ended December 31, 1984, File No. 1-3543)

4(d)(2)(vii)	*	Forty-sixth Supplemental Indenture, dated June 1, 1990 (filed as an exhibit to Form 10-K for the year ended December 31, 1991, File No. 1-3543)

4(d)(2)(viii)	*	Forty-seventh Supplemental Indenture, dated July 15, 1991 (filed as an exhibit to Form 10-K for the year ended December 31, 1991, File No. 1-3543)

4(d)(2)(ix)	*	Forty-eighth Supplemental Indenture, dated July 15, 1992 (filed as an exhibit to Form 10-K for the year ended December 31, 1992, File No. 1-3543)

4(d)(2)(x)	*	Fifty-second Supplemental Indenture, dated April 30, 1999 (filed with Form 10-Q for the quarter ended March 31, 1999, File No. 1-3543, as Exhibit 4)

4(d)(2)(xi)	*	Fifty-seventh Supplemental Indenture, dated as of August 21, 2008 (filed with Form 8-K, File No. 1-3543, filed August 21, 2008, as Exhibit 4.1)

4(d)(2)(xii)	*	Fifty-eighth Supplemental Indenture, dated as of December 19, 2008 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.12)

4(d)(2)(xiii)	*	Fifty-ninth Supplemental Indenture, dated as of March 23, 2009 (filed with Form 8-K, File No. 1-3543, filed March 24, 2009, as Exhibit 4.1)

4(d)(2)(xiv)	*	Sixtieth Supplemental Indenture, dated as of June 1, 2009 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.14)

4(d)(2)(xv)	*	Sixty-first Supplemental Indenture, dated as of October 1, 2009 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.15)

4(d)(2)(xvi)	*	Sixty-second Supplemental Indenture, dated as of July 9, 2010 (filed with Form 8-K, File No. 1-3543, filed July 9, 2010, as Exhibit 4.1)

4(d)(2)(xvii)	*	Sixty-third Supplemental Indenture, dated as of September 23, 2010 (filed with Form S-3, File No. 333-169633-02, effective September 29, 2010, as Exhibit 4.8.17)

4(d)(2)(xviii)	*	Sixty-fourth Supplemental Indenture, dated as of December 1, 2011 (filed with Form S-3, File No.333-191462-03, effective September 30, 2013, as Exhibit 4(d)(2)(xviii))

4(d)(2)(xix)	*	Sixty-fifth Supplemental Indenture, dated as of March 15, 2012 (filed with Form 8-K, File No. 1-3543, filed March 15, 2012, as Exhibit 4.1)

4(d)(2)(xx)	*	Sixty-sixth Supplemental Indenture, dated as of July 11, 2013 (filed with Form 8-K, File No. 1-3543, filed July 11, 2013, as Exhibit 4.1)

4(d)(2)(xxi)	*	Sixty-seventh Supplemental Indenture, dated as of January 1, 2016, between Duke Energy Indiana, Inc. and Deutsche Bank National Trust Company, as Trustee, supplementing and amending the Indenture of Mortgage or Deed of Trust, dated September 1, 1939, between Duke Energy Indiana, Inc. and Deutsche Bank National Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, File No. 1-3543)

Exhibit No.		Exhibit
4(d)(2)(xxii)	*	Sixty-Eighth Supplemental Indenture, dated as of May 12, 2016 (incorporated by reference to Exhibit 4.1 to registrant's Current Report on Form 8-K filed on May 12, 2016, File No. 1-3543)

5(d)(1)	*	Opinion of counsel to Duke Energy Indiana, LLC, as to legality of the securities (filed as Exhibit 5(d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

23(d)(1)	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Indiana, LLC (filed as Exhibit 23(d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

23(d)(2)	*	Consent of counsel to Duke Energy Indiana, LLC (included in opinion in Exhibit 5(d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

25(d)(1)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank National Trust Company relating to Mortgage Indenture of Duke Energy Indiana, Inc. (filed as Exhibit 25 (d)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

25(d)(2)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Indiana, LLC Debenture Indenture, dated as of November 15, 1996. (filed as Exhibit 25(d)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-03)

Duke Energy Ohio, Inc.

4(e)(1)	*	Indenture (Unsecured Debt Securities) between Duke Energy Ohio, Inc. and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, dated as of May 15, 1995 (filed with Form 8-A of Duke Energy Ohio, Inc., File No. 1-1232, on July 27, 1995, as Exhibit 3)

4(e)(1)(i)	*	First Supplemental Indenture, dated as of June 1, 1995 (filed with Form 10-Q for the quarter ended June 30, 1995, File No. 1-1232, as Exhibit 4.B)

4(e)(1)(ii)	*	Seventh Supplemental Indenture, dated as of June 15, 2003 (filed with Form 10-Q for the quarter ended June 30, 2003, File No. 1-1232, as Exhibit 4.1)

4(e)(2)	*	Original Indenture (First Mortgage Bonds) between Duke Energy Ohio, Inc. and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee, dated as of August 1, 1936 (filed as an exhibit to Registration Statement No. 2-2374)

4(e)(2)(i)	*	Fortieth Supplemental Indenture, dated as of March 23, 2009 (filed with Form 8-K, File No. 1-1232, filed March 24, 2009, as Exhibit 4.1)

4(e)(2)(ii)	*	Forty-second Supplemental Indenture, dated as of September 6, 2013 (filed with Form 8-K, File No. 1-1232, filed September 6, 2013, as Exhibit 4.1)

4(e)(2)(iii)	*	Forty-Fourth Supplemental Indenture, dated as of June 23, 2016 (incorporated by reference to Exhibit 4.1 registrant's Current Report on Form 8-K filed on June 23, 2016, File No. 1-1232).

5(e)(1)	*	Opinion of counsel to Duke Energy Ohio, Inc., as to legality of the securities (filed as Exhibit 5(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

Exhibit No.		Exhibit
23(e)(1)	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Ohio, Inc. (filed as Exhibit 23(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

23(e)(2)	*	Consent of counsel to Duke Energy Ohio, Inc. (included in opinion in Exhibit 5(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

25(e)(1)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Ohio, Inc. Debenture Indenture, dated as of May 15, 1995 (filed as Exhibit 25(e)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

25(e)(2)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. relating to the Duke Energy Ohio, Inc. Mortgage Indenture, dated as of August 1, 1936 (filed as Exhibit 25(e)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-02)

Duke Energy Progress, LLC

4(f)(1)	*	Mortgage and Deed of Trust dated as of May 1, 1940 between Duke Energy Progress, Inc. (formerly, Carolina Power & Light Company) and The Bank of New York Mellon (formerly, Irving Trust Company) and Frederick G. Herbst (Tina D. Gonzalez, successor), as Trustees

4(f)(1)(i)	*	First through Fifth Supplemental Indentures thereto (Exhibit 2(b), File No. 2-64189); the Sixth through Sixty-sixth Supplemental Indentures (Exhibit 2(b)-5, File No. 2-16210; Exhibit 2(b)-6, File No. 2-16210; Exhibit 4(b)-8, File No. 2-19118; Exhibit 4(b)-2, File No. 2-22439; Exhibit 4(b)-2, File No. 2-24624; Exhibit 2(c), File No. 2-27297; Exhibit 2(c), File No. 2-30172; Exhibit 2(c) , File No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit 2(c), File No. 2-39002; Exhibit 2(c), File No. 2-41738; Exhibit 2(c), File No. 2-43439; Exhibit 2(c), File No. 2-47751; Exhibit 2 (c), File No. 2-49347; Exhibit 2(c), File No. 2-53113; Exhibit 2(d), File No. 2-53113; Exhibit 2(c), File No. 2-59511; Exhibit 2(c), File No. 2-61611; Exhibit 2(d), File No. 2-64189; Exhibit 2(c), File No. 2-65514; Exhibits 2(c) and 2(d), File No. 2-66851; Exhibits 4(b)-1, 4(b)-2, and 4(b)-3, File No. 2-81299; Exhibits 4(c)-1 through 4(c)-8, File No. 2-95505; Exhibits 4(b) through 4(h), File No. 33-25560; Exhibits 4(b) and 4(c), File No. 33-33431; Exhibits 4(b) and 4(c), File No. 33-38298; Exhibits 4(h) and 4(i), File No. 33-42869; Exhibits 4(e)-(g), File No. 33-48607; Exhibits 4(e) and 4(f), File No. 33-55060; Exhibits 4(e) and 4(f), File No. 33-60014; Exhibits 4(a) and 4(b) to Post-Effective Amendment No. 1, File No. 33-38349; Exhibit 4(e), File No. 33-50597; Exhibit 4(e) and 4(f) to the Registration Statement on Form S-3, File No. 33-57835, filed with the SEC on February 24, 1995; Exhibit to the Current Report on Form 8-K dated August 28, 1997, File No. 1-3382; Exhibit 4(b) to the Registration Statement on Form S-3, File No. 333-69237, filed on December 18, 1998; and Exhibit 4(c) to the Current Report on Form 8-K dated March 19, 1999, File No. 1-3382)

4(f)(1)(ii)	*	Seventy-second Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated September 12, 2003, File No. 1-3382)

4(f)(1)(iii)	*	Seventy-third Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated March 22, 2005, File No. 1-3382)

Exhibit No.		Exhibit
4(f)(1)(iv)	*	Seventy-fourth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated November 30, 2005, File No. 1-3382)

4(f)(1)(v)	*	Seventy-fifth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated March 13, 2008, File No. 1-3382)

4(f)(1)(vi)	*	Seventy-sixth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated January 15, 2009, File No. 1-3382)

4(f)(1)(viii)	*	Seventy-seventh Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated June 23, 2009, File No. 1-3382)

4(f)(1)(viii)	*	Seventy-eighth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated September 15, 2011, File No. 1-3382)

4(f)(1)(ix)	*	Seventy-ninth Supplemental Indenture (filed as Exhibit 4 to the Current Report on Form 8-K dated May 18, 2012, File No. 1-3382)

4(f)(1)(x)	*	Eightieth Supplemental Indenture (filed as Exhibit 4.1 to the Current Report on Form 8-K dated March 12, 2013, File No. 1-3382)

4(f)(1)(xi)	*	Eighty-second Supplemental Indenture, dated as of March 1, 2015, between the Company and The Bank of New York Mellon (formerly Irving Trust Company) and Tina D. Gonzalez (successor to Frederick G. Herbst) and forms of global notes (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, Inc.'s Current Report on Form 8-K filed on March 6, 2014, File No. 1-3382)

4(f)(1)(xii)	*	Eighty-third Supplemental Indenture, dated as of November 1, 2014, between the Company and The Bank of New York Mellon (formerly Irving Trust Company) and Tina D. Gonzalez (successor to Frederick G. Herbst) and forms of global notes (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, Inc.'s Current Report on Form 8-K filed on November 20, 2014, File No. 1-3382)

4(f)(1)(xiii)	*	Eighty-fourth Supplemental Indenture, dated as of August 1, 2015 (filed as Exhibit 4(f)(1)(xiii) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

4(f)(1)(xiv)	*	Eighty-fifth Supplemental Indenture, dated as of August 1, 2015, (incorporated by reference to Exhibit 4.1 to Duke Energy Progress, LLC's Current Report on Form 8-K filed on August 13, 2015, File No. 1-3382).

4(f)(1)(xv)	*	Eighty-sixth Supplemental Indenture, dated as of September 16, 2016 (filed as Exhibit 4.1 to Form 8-K, filed on September 16, 2016, File No. 1-3382)

4(f)(1)(xvi)	*	Form of Supplemental Indenture relating to First Mortgage Bonds (filed as Exhibit 4(b)(4) to the Registration Statement on Form S-3, Registration No. 333-179835-02)

4(f)(2)	*	Indenture (for Debt Securities), dated as of October 28, 1999, between Duke Energy Progress, Inc. (formerly, Carolina Power & Light Company) and The Bank of New York Mellon (successor in interest to The Chase Manhattan Bank), as Trustee (filed as Exhibit 4(a) to the Current Report on Form 8-K dated November 5, 1999, File No. 1-3382)

4(f)(3)	*	Indenture (for [Subordinated] Debt Securities) (open ended) (filed as Exhibit 4(a)(2) to the Registration Statement on Form S-3, File No. 333-155418, filed on November 18, 2008)

Exhibit No.		Exhibit
5(f)(1)	*	Opinion of counsel to Duke Energy Progress, LLC, as to legality of the securities (filed as Exhibit 5(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

23(f)(1)	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Progress, LLC (filed as Exhibit 23(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

23(f)(2)	*	Consent of counsel to Duke Energy Progress, LLC (included in opinion in Exhibit 5(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(1)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Duke Energy Progress, LLC Mortgage, dated as of May 1, 1940 (filed as Exhibit 25(f)(1) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(2)	*	Form T-2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Tina D. Gonzalez, as Trustee under Duke Energy Progress, LLC Mortgage, dated as of May 1, 1940 (filed as Exhibit 25(f)(2) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(3)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon as Trustee under the Duke Energy Progress, LLC Indenture (For Debt Securities), dated as of October 28, 1999 (filed as Exhibit 25(f)(3) to the Registration Statement on Form S-3, Registration No. 333-213765-01)

25(f)(4)*	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee (to be named later)under Duke Energy Progress, LLC form of indenture referenced as exhibit 4(f)(3) above for [Subordinated] Debt Securities

Piedmont Natural Gas Company, Inc.

4.1	*	Amended and Restated Articles of Incorporation of Piedmont Natural Gas Company, Inc., dated as of October 3, 2016 (incorporated by reference to Exhibit 3.1, Form 10-K for the year ended October 31, 2016).

4.2	*	Bylaws of Piedmont Natural Gas Company, Inc., as Amended and Restated Effective October 3, 2016 (incorporated by reference to Exhibit 3.2, Form 8-K dated October 3, 2016)

4.3	*	Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Citibank, N.A.) (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 33-59369)

4.4	*	Second Supplemental Indenture, dated as of June 15, 2003, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3, Registration No. 333-106268)

4.5	*	Third Supplemental Indenture, dated as of June 20, 2006, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1, Form 8-K dated June 20, 2006)

Exhibit No.		Exhibit
4.6	*	Fourth Supplemental Indenture, dated as of May 6, 2011, between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, Registration No. 333-175386)

4.7	*	Fifth Supplemental Indenture, dated August 1, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1, Form 8-K dated August 1, 2013)

4.8	*	Sixth Supplemental Indenture, dated September 18, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1, Form 8-K dated September 18, 2014)

4.9	*	Seventh Supplemental Indenture, dated September 14, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1, Form 8-K dated September 14, 2015)

4.10	*	Eighth Supplemental Indenture, dated July 28, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1, Form 8-K dated July 28, 2016)

5.1		Opinion of counsel to Piedmont Natural Gas Company, Inc. regarding the validity of the securities being registered

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Deloitte & Touche LLP

23.2		Consent of counsel to Piedmont Natural Gas Company, Inc. (included in Exhibit 5.1)

25.1		Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Senior Indenture

25.2	**	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939 on Form T-1 with respect to the Subordinated Indenture

*
Previously filed and incorporated herein by reference.

**
To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.